Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-10206) of Consolidated Water Co. Ltd. of our report dated April 15, 2005 relating to the financial statements of Ocean Conversion (BVI) Ltd. which appears in this Form 10-K.

/s/ KPMG

George Town, Cayman Islands

April 26, 2005